WIESENECK, ANDRES & COMPANY, P.A.
                          Certified Public Accountants
                         772 U.S. HIGHWAY 1, SUITE 100
                        NORTH PALM BEACH, FLORIDA  33408
                                 (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.
FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.

*Regulated by the State of Florida



                                October 4, 2001
Board of Directors
Phoenix International Industries, Inc.
1950 Osceola Drive
West Palm Beach, Florida 33409


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Phoenix International Industries, Inc. on Form S-3, dated October 5, 2001, our report dated August 10, 2001, appearing in the Annual Report on Form 10-KSB of Phoenix International Industries, Inc. for the year ended May 31, 2001.





                                      /s/ Wieseneck, Andres & Company, P.A.




                              Exhibit 23.1 - Page 1